Registration No. 33-92100
                                                                 Rule 424(b)(3)

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED AUGUST 11, 1995

                     MLCC Mortgage Investors, Inc., Seller
                   Subordinate Mortgage Backed Certificates,
                       Series 1995-S1, Class A-1 and A-2

                        MERRILL LYNCH CREDIT CORPORATION
                           Certificate Administrator
       -----------------------------------------------------------------

     On August 15, 1995, Subordinate Mortgage Backed Certificates, Series 1995-S1, Class A-1 and A-2 (the "Class A Certificates") were issued in an approximate original aggregate principal amount of $50,117,687. The Class A Certificates represented beneficial interests of approximately 59.41% in the Trust Fund comprised of certain subordinate mortgage pass-through certificates issued pursuant to separate pooling and servicing agreements among Merrill Lynch Home Equity Acceptance, Inc., Merrill Lynch Mortgage Investors, Inc. or MLCC Mortgage Investors, Inc., as seller, Merrill Lynch Credit Corporation, as servicer, and Bankers Trust Company of California, N.A., as trustee. This Prospectus Supplement to the above-referenced Prospectus supplements and updates certain of the information set forth in the Prospectus. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus.

     The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Programs--Delinquency and Loan Loss Experience" on pages 74 and 75 of the Prospectus are hereby updated, in their entirety, as follows:

                                                               PRIMEFIRST(R) LOAN DELINQUENCY EXPERIENCE
                                                                          (Dollars in Thousands)

                                           December 31, 1998            December 31, 1997            December 31, 1996
                                      -------------------------    -------------------------    -------------------------
                                        Number of                    Number of                    Number of
                                       PrimeFirst     Principal     PrimeFirst     Principal     PrimeFirst     Principal
                                          Loans        Amount         Loans         Amount         Loans         Amount
                                      -----------     ---------    -----------     ---------    -----------     ---------
PrimeFirst Loans
  Outstanding...................         11,263     $4,408,862        14,159     $5,302,950        11,054     $4,331,131
Delinquency Period
  30-59 Days....................            184       $ 77,751           183       $ 66,254           180     $   84,297
  60-89 Days....................             26          9,815            26         18,544            19          6,583
  90 Days or More*..............             34         23,664            24         18,072            29         27,590
                                         ------      ---------        ------     ----------         -----     ----------
     Total Delinquency..........            244        111,230           233     $  102,870           228     $  118,470
                                         ======      =========        ======     ==========         =====     ==========
Delinquencies as Percent
  of Number of PrimeFirst
  Loans and Principal Amount
  Outstanding...................          2.17%          2.52%         1.65%          1.94%         2.06%          2.74%

Foreclosures....................             47       $ 43,681            39       $ 47,396            29       $ 39,100

Foreclosures as Percent
  of Number of PrimeFirst
  Loans and Principal Amount
  Outstanding...................          0.42%          0.99%         0.28%          0.89%         0.26%          0.90%

---------------
*  Does not include loans subject to bankruptcy proceedings.





                                                                         PRIMEFIRST(R) LOAN LOSS EXPERIENCE
                                                                               (Dollars in Thousands)

                                                               Year Ended            Year Ended           Year Ended
                                                           December 31, 1998     December 31, 1997     December 31, 1996
                                                           -----------------     -----------------     -----------------
Average Principal Balance of PrimeFirst Loan
  Portfolio.......................................              $4,855,906            $4,817,041           $3,933,946
Average Number of PrimeFirst Loans Outstanding
  During the Period...............................                  12,711                12,607                9,663

Gross Charge-offs.................................              $    4,030            $    5,363           $    6,157
Recoveries........................................              $        2                    99           $        0
                                                                ----------            ----------           ----------
Net Charge-offs...................................              $    4,028            $    5,264           $    6,157
                                                                ==========            ==========           ==========
Net Charge-offs as a Percent of Average
  Principal Balance Outstanding...................                   0.08%                 0.11%                0.16%


     The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Programs--Delinquency and Loan Loss Experience" on page 78 of the Prospectus are hereby updated, in their entirety, as follows:


                                   Revolving Credit Line Loan Delinquency Experience
                                                       (Dollars in Thousands)

                                                               As of December 31,
                                ----------------------------------------------------------------------------------
                                   1993          1994         1995          1996          1997           1998
                                ------------ -----------  -----------   -----------   ------------   -------------
Number of revolving credit
  line loans serviced........        13,839       15,598        25,056       28,368          31,395        30,571
Aggregate loan balance of                      1,079,693                  1,353,800
  revolving credit line
  loans serviced.............    $1,037,427   $             $1,293,483   $               $1,387,217    $1,191,938
Loan balance of revolving
  credit line loans 2 months
  delinquent.................       $ 5,161      $ 5,358       $ 8,447      $ 8,292         $ 5,450      $  6,634
Loan balance of revolving
  credit line loans 3 months
  or more delinquent.........      $ 17,508     $ 22,989      $ 33,763     $ 39,508        $ 44,104      $ 31,348
Total of 2 months or more
  delinquent as a percentage
  of aggregate loan balance
  of revolving credit
  line loans ................         2.19%        2.63%         3.26%        3.53%           3.57%         3.19%




                                       Revolving Credit Line Loan Loss Experience
                                                       (Dollars in Thousands)

                                                               As of December 31,
                                ----------------------------------------------------------------------------------
                                   1993          1994         1995          1996          1997           1998
                                ------------ -----------  -----------   -----------   ------------   -------------
Number of revolving credit           13,839       15,598        25,056       28,368         31,395         30,571
  line loans serviced........
Aggregate loan balance of        $1,037,427   $1,079,693    $1,293,483   $1,353,800     $1,387,217      1,191,938
  revolving credit line
  loans serviced.............
For the Period:                     $ 3,153      $ 1,118       $ 3,700      $ 1,860        $ 4,269       $  2,756
  Gross Charge-offs
    dollars..................
  Percentage(1)..............         0.30%        0.10%         0.29%        0.14%          0.31%          0.23%

-------------
    (1) As a percentage of aggregate balance of revolving credit line loans serviced.



     The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Programs -- Dime Revolving Credit Loans -- Delinquency and Loan Loss Experience" on page 81 of the Prospectus are hereby updated, in their entirety, as follows:


                                   Dime Portfolio Delinquency Experience
                                                       (Dollars in Thousands)

                                                               As of December 31,
                                ----------------------------------------------------------------------------------
                                   1993          1994         1995          1996          1997           1998
                                ------------  -----------  ------------  -----------  -------------  -------------
Number of revolving credit line loans
    serviced.................................        3,919           3,356           2,758            2,043
Aggregate loan balance of revolving credit
  line loans serviced........................     $200,367        $163,241        $128,391         $ 86,179
Loan balance of revolving credit line loans
  2 months delinquent........................      $ 1,000         $ 1,039           $ 809         $  2,307
Loan balance of revolving credit line loans
  3 months or more delinquent................      $ 2,885         $ 3,145         $ 3,589         $  2,918
Total of 2 months or more delinquent as a
  percentage of aggregate loan balance of
  revolving credit line loans................        1.94%           2.56%           3.42%            6.06%




                                      Dime Portfolio Loss Experience
                                                       (Dollars in Thousands)

                                                               As of December 31,
                                ----------------------------------------------------------------------------------
                                   1993          1994         1995          1996          1997           1998
                                ------------  -----------  ------------  -----------  -------------  -------------
As of end of Period:
    Number of revolving credit line loans
     serviced................................        3,919           3,356           2,758            2,043
    Aggregate loan balance of revolving
       credit
     line loans serviced.....................     $200,367        $163,241        $128,391          $86,179
For the Period:
    Gross charge-offs dollars................        $  95           $ 327           $ 130           $  174
    Percentage(1)............................        0.05%           0.20%           0.10%            0.20%

--------------
(1) As a percentage of aggregate balance of Mortgage Loans serviced.



     The information contained in the tables entitled "Statistics Date Group 1 Loan Principal Balances", "Range of Prime Index Based Group 1 Margins" and "Range of Six-Month LIBOR Based Group 1 Margins", "Statistics Data Fixed Rate Loan Principal Balances" and "Statistics Date Group 2 Loan Principal Balances" under the heading "The Mortgage Pools" on pages 58, 59, 62 and 64 respectively, of the Prospectus are hereby updated to indicate, as of December 31, 1998, the Mortgage Loan Balances and margins of the Mortgage Loans:


                                  Group 1 Loan Principal Balances as of December 31, 1998

                                                                                                 % of Group 1
                                                  Number of               Principal                Loans by
       Range of Principal Balances              Group 1 Loans              Balance            Principal Balance
------------------------------------------    -------------------    --------------------    ---------------------
$       0.00-          49,999.99.........                     37     $        986,655.82                    0.14%
$  50,000.00-          54,999.99.........                     10              515,343.16                    0.07%
$  55,000.00-          59,999.99.........                      3              178,493.34                    0.03%
$  60,000.00-          74,999.99.........                     22            1,488,292,86                    0.21%
$  75,000.00-          99,999.99.........                     92            8,478,071.19                    1.19%
$ 100,000.00-         149,999.99.........                    220           27,278,859.61                    3.84%
$ 150,000.00-         199,999.99.........                    201           35,912,605.37                    5.06%
$ 200,000.00-         249,999.99.........                    175           38,693,210.43                    5.45%
$ 250,000.00-         299,999.99.........                    139           38,501,486.63                    5.42%
$ 300,000.00-         349,999.99.........                    128           40,979,524.82                    5.74%
$ 350,000.00-         399,999.99.........                     79           29,591,165.33                    4.17%
$ 400,000.00-         449,999.99.........                     51           21,529,585.55                    3.03%
$ 450,000.00-         499,999.99.........                     41           19,527,667.69                    2.75%
$ 500,000.00-         549,999.99.........                     33           17,238,163.81                    2.43%
$ 550,000.00-         599,999.99.........                     28           16,233,815.15                    2.29%
$ 600,000.00-         649,999.99.........                     37           23,047,828.65                    3.25%
$ 650,000.00-         699,999.99.........                     29           19,599,951.08                    2.76%
$ 700,000.00-         749,999.99.........                     28           20,342,939.14                    2.86%
$ 750,000.00-         799,999.99.........                     20           15,526,649.51                    2.19%
$ 800,000.00-         849,999.99.........                     20           16,428,109.71                    2.31%
$ 850,000.00-         899,999.99.........                     24           20,985,584.50                    2.96%
$ 900,000.00-         949,999.99.........                     16           14,666,689.83                    2.07%
$ 950,000.00-         999,999.99.........                     23           22,743,450.50                    3.20%
$1,000,000.00-      1,099,999.99.........                     34           34,713,937.83                    4.89%
$1,100,000.00-      1,199,999.99.........                     24           27,517,749.32                    3.88%
$1,200,000.00-      1,299,999.99.........                     20           25,147,090.31                    3.54%
$1,300,000.00-      1,399,999.99.........                      9           12,098,672.15                    1.70%
$1,400,000.00-      1,499,999.99.........                      5            7,278,919.02                    1.03%
$1,500,000.00-      1,599,999.99.........                      7           10,842,556.75                    1.53%
$1,600,000.00-      1,699,999.99.........                      7           11,539,824.92                    1.63%
$1,700,000.00-      1,799,999.99.........                      9           15,825,206.86                    2.23%
$1,800,000.00-      1,899,999.99.........                      4            7,328,946.71                    1.03%
$1,900,000.00-      1,999,999.99.........                      8           15,761,903.51                    2.22%
$2,000,000.00-      2,099,999.99.........                     12           24,426,495.29                    3.44%
$2,100,000.00-      2,199,999.99.........                      1            2,193,190.27                    0.31%
$2,200,000.00-      2,299,999.99.........                      5           11,268,934.31                    1.59%
$2,400,000.00-      2,499,999.99.........                      7           17,125,474.41                    2.41%
$2,500,000.00-      2,599,999.99.........                      2            5,099,999.74                    0.72%
$2,600,000.00-      2,899,999.99.........                      2            5,200,000.00                    0.73%
$2,900,000.00-      2,999,999.99.........                      5           14,919,885.72                    2.10%
$3,000,000.00-      3,999,999.99.........                      1            3,333,462.85                    0.47%
$4,000,000.00 or Higher..................                      2     $      8,000,000.00                    1.13%
                                              -------------------    --------------------    ---------------------
TOTALS...................................                  1,620          710,096,393.65                  100.00%
                                              -------------------    --------------------    ---------------------


                                        Range of Prime Index Based Group 1 Margins
                                                  as of December 31, 1998

                                                                                                    % of
                                         Number of                                          Prime Index Based
                                     Prime Index Based                                       Group 1 Loans by
           Margin                      Group 1 Loans             Principal Balance          Principal Balance
------------------------------  ----------------------------    --------------------   -----------------------------
                      -0.500%                  3                $      1,178,347.25                  1.05%
                      -0.375%                  1                         262,000.00                  0.23%
                      -0.250%                 19                      26,495,060.72                 23.50%
                      -0.125%                 16                      10,983,741.49                  9.74%
                       0.000%                 96                      35,738,251.74                 31.70%
                       0.125%                  4                       2,027,836.72                  1.80%
                       0.250%                 80                      15,878,313.04                 14.08%
                       0.375%                  3                         783,735.30                  0.70%
                       0.500%                139                      17,290,399.76                 15.34%
                       0.625%                  3                         391,185.85                  0.35%
                       0.750%                  9                       1,000,177.94                  0.89%
                       0.875%                  1                         102,910.13                  0.09%
                       1.000%                  5                         602,997.23                  0.53%
                                ----------------------------    --------------------   -----------------------------
            TOTALS                           379                $    112,734,957.17                100.00%
                                ----------------------------    --------------------   -----------------------------




                                      Range of Six-Month LIBOR Based Group 1 Margins
                                                  as of December 31, 1998

                                         Number of                                      % of Six-Month LIBOR Based
                                   Six-Month LIBOR Based                                Group 1 Loans by Principal
           Margin                      Group 1 Loans             Principal Balance               Balance
------------------------------  -----------------------------   --------------------   -----------------------------
                       0.875%                  2                $      1,479,583.64                 0.25%
                       1.000%                  5                       4,664,335.24                 0.78%
                       1.125%                  3                       1,965,689.89                 0.33%
                       1.250%                 10                       4,857,796.42                 0.81%
                       1.500%                141                     192,798,789.25                32.34%
                       1.625%                139                      96,166,621.10                16.13%
                       1.750%                310                     145,216,705.29                24.36%
                       1.875%                 68                      36,195,759.19                 6.07%
                       2.000%                221                      58,904,590.19                 9.88%
                       2.125%                 40                       9,849,771.46                 1.65%
                       2.250%                210                      31,610,517.66                 5.30%
                       2.375%                 35                       5,331,477.28                 0.89%
                       2.500%                 42                       6,242,563.68                 1.05%
                       2.625%                  4                         423,333.87                 0.07%
                       2.750%                  4                         529,019.20                 0.09%
                                ----------------------------    --------------------   -----------------------------
         TOTALS                            1,234                $    596,236,553.36               100.00%
                                ----------------------------    --------------------   -----------------------------


                                  Group 2 Loan Principal Balances as of December 31, 1998

                                                                                                % of Group 2
                                                 Number of              Principal                 Loans by
       Range of Principal Balances             Group 2 Loans             Balance              Principal Balance
------------------------------------------    ----------------    -----------------------    --------------------
$   4,999.99 or Lower....................               1,300     $         2,907,433.51                   2.08%
$   5,000.00 -         9,999.99..........                 590               4,183,462.05                   3.00%
$  10,000.00 -        14,999.99..........                 350               4,295,171.21                   3.08%
$  15,000.00 -        19,999.99..........                 236               4,122,465.80                   2.95%
$  20,000.00 -        24,999.99..........                 222               4,988,983.97                   3.57%
$  25,000.00 -        29,999.99..........                 182               4,977,356.47                   3.57%
$  30,000.00 -        34,999.99..........                 107               3,489,621.47                   2.50%
$  35,000.00 -        39,999.99..........                  93               3,503,163.31                   2.51%
$  40,000.00 -        44,999.99..........                  86               3,653,400.27                   2.62%
$  45,000.00 -        49,999.99..........                  90               4,294,579.58                   3.08%
$  50,000.00 -        54,999.99..........                  62               3,241,657.76                   2.32%
$  55,000.00 -        59,999.99..........                  69               3,965,181.90                   2.84%
$  60,000.00 -        64,999.99..........                  40               2,514,232.93                   1.80%
$  65,000.00 -        69,999.99..........                  34               2,290.837.73                   1.64%
$  70,000.00 -        74,999.99..........                  40               2,894,774.01                   2.07%
$  75,000.00 -        99,999.99..........                 144              12,675,751.99                   9.08%
$ 100,000.00 -       149,999.99..........                 125              15,313,746.91                  10.98%
$ 150,000.00 -       199,999.99..........                  61              10,525,275.85                   7.54%
$ 200,000.00 -       249,999.99..........                  43               9,549,096.18                   6.84%
$ 250,000.00 -       299,999.99..........                  18               4,918,372.68                   3.52%
$ 300,000.00 -       349,999.99..........                  14               4,519,560.91                   3.24%
$ 350,000.00 -       399,999.99..........                   6               2,264,697.61                   1.62%
$ 400,000.00 -       449,999.99..........                   9               3,786,694.50                   2.71%
$ 450,000.00 -       499,999.99..........                   2                 967,848.81                   0.69%
$ 500,000.00 -       599,999.99..........                   3               1,535,648.91                   1.10%
$ 600,000.00 -       649,999.99..........                   3               1,875,134.90                   1.34%
$ 650,000.00 -       699,999.99..........                   2               1,354,165.33                   0.97%
$ 700,000.00 -       749,999.99..........                   1                 701,997.78                   0.50%
$ 750,000.00 -       949,999.99..........                   1                 758,024.00                   0.54%
$ 950,000.00 -       999,999.99..........                   1                 999,592.66                   0.72%
$1,000,000.00 -    1,099,999.99..........                   1               1,013,837.74                   0.73%
$1,100,000.00 -    1,199,999.99..........                   1               1,157,945.81                   0.83%
$1,200,000.00 -    1,299,999.99..........                   1               1,201,271.77                   0.86%
$1,400,000.00 -    1,499,999.99..........                   1               1,499,383.23                   1.07%
$2,200,000.00 -    2,299,999.99..........                   1               2,292,215.80                   1.64%
$2,400,000.00 -    2,499,999.99..........                   1               2,499,168.90                   1.79%
$2,800,000.00 -    2,899,999.99..........                   1               2,873,693.38                   2.06%
                                              ----------------    -----------------------    --------------------
     TOTALS                                             3,941     $       139,605,447.62                 100.00%
                                              ----------------    -----------------------    --------------------

     Additionally, the information contained in the tables entitled "Group 1 Certificate Characteristics" and "Group 2 Certificate Characteristics" under the heading "Description of the Pooled Certificates-General" on pages 35 and 39, respectively, of the Prospectus are hereby updated to indicate, as of December 31, 1998, the Certificate Characteristics:

                                                                                    Subordinate 1995-S1
                                                                Group 1 Certificate Characteristics as of December 31, 1998

                        Parties to                                                                    Current        Current
                        Pooling and      Type                     Original Senior      Original       Adjustable      Senior
              Month       and             of        Original         Mortgage           Pooled          Loan         Mortgage
                of      Servicing      Mortgage     Principal       Certificate      Certificates     Principal    Certificates
Series       Issuance    Agreement       Loan       Balance(1)      Balance(2)          Balance      Balance(1)(3)  Balance(2)(3)
MLMI 1993F     9/93        (5)           (6)     $  210,704,370   $   202,758,500    $ 7,945,870     $61,174,650     $53,228,780
MLMI 1993I     11/93       (5)           (6)        156,171,951       152,032,000      4,139,951      55,362,088      51,222,137
MLMI 1994A     1/94        (5)           (6)        284,637,957       276,098,000      8,539,957      98,776,499      90,236,542
MLMI 1994F     3/94        (5)           (6)        288,806,078       280,140,000      8,666,078      24,517,843     115,851,765
MLMI 1994H     5/94        (5)          (6)         214,155,739       207,195,000      6,960,739      96,053,234      89,092,495
MLCCMI 1994A   7/94        (5)          (6)         393,157,420       378,795,000     14,362,420     152,836,981     138,474,561
MLCCMI 1994B   12/94       (5)          (6)         306,606,666       296,641,000      9,965,666     121,375,100     111,409,434

Totals                                            $1,854,240,181    $1,793,659,500    $60,580,681    $710,096,395    $649,515,714

                                                                       Current
                                    Original                           Pooled
                                     Pooled           Current        Certificate       30-59            60+
                                   Certificates        Pooled          Balance          Day             Day
                      Current     Balance as a %    Certificates       as a %      Delinquencies    Delinquencies
                      Pooled       of Original     Balance as a %      of the         as a %           as a %
                   Certificates     Principal       of Principal     Respective    of Principal      of Principal
Series               Balance(3)     Balance(1)      Balance(1)(3)     Total(3)     Balance(1)(3)    Balance (1)(3
MLMI 1993F        $  7,945,870         3.77%            12.99%         13.12%           3.35%           3.19%
MLMI 1993I           4,139,951         2.65%             7.48%          6.83%           0.71%           0.00%
MLMI 1994A           8,539,957         3.00%             8.65%         14.10%           0.61%           0.15%
MLMI 1994F           8,666,078         3.00%             6.96%         14.31%           1.39%           0.18%
MLMI 1994H           6,960,739         3.25%             7.25%         11.49%           0.90%           0.16%
MLCCMI 1994A        14,362,420         3.65%             9.40%         23.71%           1.03%           1.70%
MLCCMI 1994B         9,965,666         3.25%             8.21%         16.45%           3.46%           1.70%

Totals            $ 60,580,681         3.27%(7)          8.53%(7)     100.00%           1.60%(7)        1.00%

                      Mortgage            CPR
                      Loans in          for the
                     Foreclosure        Mortgage
                      as a % of          Loans
                      Principal         in the
Series                Balance           Series(4)
MLMI 1993F
MLMI 1993I              0.00%             20.70%
MLMI 1994A              2.17%             18.20%
MLMI 1994F              4.95%             19.10%
MLMI 1994H              0.33%             16.00%
MLCCMI 1994A            0.99%             15.80%
MLCCMI 1994B            2.96%             18.90%
                        5.19%             20.30%

Totals                  2.57%(7)             N/A



------------
(1)   Includes only the Group 1 Loans (i.e., does not include any Fixed Rate Loans).
(2)   Includes only those Senior Mortgage Certificates that are principally supported by the Group 1 Loans. (3) As of December 31, 1998 (after the January 15, 1999 distribution).
(4)   The CPR is the constant rate of prepayment each month, expressed as a per annum percentage of the scheduled principal balance of the pool of mortgage loans for that month, for the period from the Underlying Cut-off Date for the Series to
      December 31, 1998.
(5)   Merrill Lynch Mortgage Investors, Inc. (in the case of Series 1994A (7/94) and Series 1994B, MLCC Mortgage Investors, Inc.),
      as depositor, MLCC, as Servicer, and Bankers Trust Company of California, N.A., as Underlying Trustee.
(6)   The Mortgage Loans in all Loan Groups that principally support the Pooled Certificates are adjustable rate PrimeFirst(R)
      loans.  See "The Mortgage Pools--Group 1 Loans."
(7)   Weighted average of the percentages in the column above such number.



                                                                                    Subordinate 1995-S1
                                                                Group 2 Certificate Characteristics as of December 31, 1998

                        Pooling and      Type                                            Original Senior       Original
              Month       and             of        Distribution        Original             Mortgage           Pooled
                of      Servicing      Mortgage       of Lien             Pool             Certificate       Certificates
Series       Issuance    Agreement       Loan         Priority           Balance            Balance(2)          Balance
1994-1         4/94        (3)          (4)(5)           (6)            $366,122,025      $355,138,000         $10,984,025
1994-2         9/94        (3)           (4)             (7)             215,141,299       209,978,000           5,163,299
1995-1         3/95        (3)          (4)(5)           (8)             339,185,872       331,554,000           7,631,872

  Totals.....                                                           $920,449,196      $896,670,000         $23,779,196

                                                                                                       Current
                                                                     Original                          Pooled
                                                                      Pooled           Current       Certificate      30-59
                                 Current                         Certificates        Pooled            Balance          Day
                                  Senior           Current       Balance as a %    Certificates        as a %       Delinquencies
                 Current         Mortgage          Pooled        of Original     Balance as a %        of the           as a %
                  Pool          Certificates     Certificates     Principal       of Principal       Respective      of Principal
Series          Balance(1)      Balance(1)        Balance(1)      Balance(1)      Balance(1)(3)       Total(3)       Balance(1)(3)
1994-1         $53,899,462     $42,915,437       $10,984,025        3.00%            20.38%            46.20%          5.30%
1994-2          25,892,736      20,729,437         5,163,299        2.40%            19.94%            21.71%          1.60%
1995-1          56,503,460      48,871,588         7,631,872        2.25%            13.51%            32.09%          3.22%

 Totals.....  $136,295,658    $112,516,462       $23,779,196        2.58%            17.45%           100.00%          3.73%



                 60+              Mortgage            CPR
                 Day              Loans in          for the
             Delinquencies       Foreclosure        Mortgage
               as a %             as a % of          Loans
             of Principal         Principal         in the
Series       Balance (1)(3        Balance           Series(4)
1994-1          2.19%              6.86%             33.2%
1994-2          2.26%              3.06%             38.7%
1995-1          2.68%              1.71%             37.3%

 Totals.....        2.41%          4.00%               NA


--------------
(1)   As of December 31, 1998 (after the January 15, 1999 distribution).
(2)   The CPR is the constant rate of prepayment each month, expressed as a per annum percentage of the scheduled principal balance of the pool of mortgage loans for that month, for the period from the Underlying Cut-off Date for the Series to
      December 31, 1998.
(3)   Merrill Lynch Home Equity Acceptance, Inc. (in the case of Series 1994-1) and MLCC Mortgage Investors, Inc. (in the case of Series 1994-2 and Series 1995-1), as depositor, MLCC, as Servicer, and Bankers Trust Company of California, N.A., as
      Underlying Trustee.
(4)   MLCC Revolving Credit Loans. See "MLCC and Its Mortgage Programs--Equity
      Access(R) Program".
(5)   Includes Dime Revolving Credit Loans.  See "MLCC and Its Mortgage Programs--Dime Revolving Credit Loans."  Substantially
      all of the Mortgaged Properties securing the Dime Revolving Credit Loans are located in New York.
(6)   58.17% first liens and 41.83% second and third liens, based on the 903 MLCC Revolving Credit Loans as of the Statistics
      Date.
(7)   51.14% first liens and 48.86% second and third liens as of the Statistics Date.
(8)   55.66% first liens and 44.34% second, third and fourth liens, based on the 1,277 MLCC Revolving Credit Loans as of the
      Statistics Date.
(9)   Weighted average of the percentages in the column above each number.

                            ----------------------


           The date of this Prospectus Supplement is April 1, 1999.